Investor Highlights March 2021

Legal Disclosures 2 Forward-Looking Statements Various statements contained in this presentation, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning the timing and success of our strategies, plans or intentions. Forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “intend,” “anticipate,” “potential,” “plan,” “goal,” “guidance,” “outlook” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this presentation include, among others, our 2021 Guidance, our expectations with respect to the impacts of the COVID-19 pandemic, our belief that our acquisition and homebuilding programs will result in continued growth and the estimated timing of our development deliveries. We have based these forward-looking statements on our current expectations and assumptions about future events. These assumptions include, among others, our projections and expectations regarding: market trends in the single-family home rental industry and in the local markets where we operate, our ability to institutionalize a historically fragmented business model, our business strengths, our ideal tenant profile, the quality and location of our properties in attractive neighborhoods, the scale advantage of our national platform and the superiority of our operational infrastructure, the effectiveness of our investment philosophy and diversified acquisition strategy, our ability to expand our development program, our ability to grow our portfolio and to create a cash flow opportunity with attractive current yields and upside from increasing rents and cost efficiencies and our understanding of our competition and general economic, demographic, regulatory and real estate conditions that may impact our business. While we consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this presentation, March 5, 2021. We undertake no obligation to update any forward- looking statements to conform to actual results or changes in our expectations, unless required by applicable law. Currently, one of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the adverse effect of the COVID-19 pandemic on us, our tenants, the economy and financial markets. The extent to which the COVID-19 pandemic continues to impact us and our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, including resurgences, impact of government regulations, the speed and effectiveness of vaccine distribution and the direct and indirect economic effects of the pandemic and containment measures, among others. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and in the Company’s subsequent filings with the Securities and Exchange Commission. Non-GAAP Financial Measures This presentation includes certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles (GAAP) because we believe they help investors understand our performance. Any non-GAAP financial measures presented are not, and should not be viewed as, substitutes for financial measures required by U.S. GAAP and may not be comparable to the calculation of similar measures of other companies. Definitions of these non-GAAP financial measures and a reconciliation of these measures to GAAP is included in the Defined Terms and Non-GAAP Reconciliations section of this presentation, as well as the 4Q20 Supplemental Information Package available on our website at www.americanhomes4rent.com under “For Investors.” About American Homes 4 Rent American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high-quality, good value and tenant satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, developing, renovating, leasing, and operating attractive, single-family homes as rental properties. As of December 31, 2020 we owned 53,584 single-family properties in selected submarkets in 22 states. Contacts American Homes 4 Rent Investor Relations Phone: (855) 794-2447 / Email: investors@ah4r.com American Homes 4 Rent Media Relations Phone: (805) 413-5088 / Email: media@ah4r.com

AMH At A Glance

Peer-Leading Growth & Balance Sheet

- **2021 Guidance of nearly 8% Core FFO Growth at the Midpoint, the *Highest* Among Residential REIT Peers**
- Only Investment Grade Balance Sheet Among SFR REITs
- Net Debt to EBITDA of 4.4x[(1)]
- $14.8 Billion Total Market Capitalization[(1)]
- $1.2 to $1.6 Billion Total 2021 Capital Deployment Plan, to be Funded via Leverage Capacity, Retained Cash Flow, Disposition Proceeds and JV Capital

Industry Leading Operating Platform

- **53,584 high-quality properties in 22 states with ~ 200,000 residents[(1)]**
- Same-Home 4Q20 Average Occupied Days of 97.3%
- Best-in-Class Operating Platform with Proprietary Technology & Call Center
- Unhindered Operational Execution Through Pandemic
- Highest Fully Adjusted EBITDAre Margins

First-of-its-Kind Built-For-Rent Platform

- **Largest Builder of Single-Family Homes For Rent with ~2,000 Deliveries Expected in 2021**
- Highest-Quality Product and Superior Investment Returns
- Three-Pronged External Growth Strategy: AMH Development, Traditional Acquisitions and National Builder Program = Consistent Growth in all Cycles
- 3,450 Total Inventory Additions Expected in 2021

Note: Refer to Defined Terms and Non-GAAP Reconciliations, as well as the 4Q20 Supplemental Information Package, for defined metrics and reconciliations to GAAP.
(1) As of December 31, 2020

3

4 AMH Today The Market Opportunity AMH’s Strategy to Drive Shareholder Value AMH Strong Governance Practices

AMH Recent Operating Highlights & FY 2021 Guidance 5 Note: Refer to Defined Terms and Non-GAAP Reconciliations, as well as the 4Q20 Supplemental Information Package, for defined metrics and reconciliations to GAAP. (1) Refer to slide 26 for 2021 Outlook disclosure. Record High Occupancy & Rental Rate Growth • All-time high Same-Home Average Occupied Days of 97.3% in 4Q20, 210 bps higher than prior year, continues into 2021 with QTD Feb-21 levels of 97.1% • Leasing spreads continue to accelerate with QTD Feb-21 new, renewal, and blended leasing spreads of over 9%, over 5%, and over 6.5%, respectively Strategic Priority: Grow, Grow, Grow • $1.2B - $1.6B total 2021 capital deployment plan, including wholly-owned and gross joint venture investments • ~25% YoY increase in total AMH Development deliveries • Three-pronged growth program allows AMH to be nimble, flexible and opportunistic Outsized Core FFO per share Growth • Achieved 4Q20 Core FFO/sh growth of 7.3% (without adjustment for COVID bad debt headwind) • Expect industry-leading 2021 Core FFO/sh growth of nearly 8% at guidance midpoint Record-high leasing trends fuel strong finish to 2020 and robust momentum heading into 2021. 2021 Guidance(1) Core FFO per share and unit $1.22 - $1.28 Core FFO per share and unit growth 5.2% - 10.3% Same-Home Portfolio: Core revenues growth 3.25% - 4.75% Core property operating expenses growth 4.00% - 5.50% Core NOI After Capital Expenditures growth 2.75% - 4.25%

6 AMH Strategic Priority: Grow, Grow, Grow AMH Development National Builder Program Traditional Channel The AMH Three-Pronged Growth Strategy • Early-mover advantage on built-for-rental strategy, which has potential to revolutionize the industry, requires clarity for long-term capital • Barriers to entry as AMH is only rental-home builder with complementary and highly efficient property management platform • AMH Development is consistently delivering new home communities with more than 60 communities opened inception to date • Network of relationships with national home builders provides acquisition access to new construction homes, which is a growth supplement to our AMH Development program • Seasoned, in-market acquisition teams sharp-shoot existing inventory opportunities, adding additional market scale and density • Experienced AMH rehab personnel create additional value through initial renovation process Belmont Glen, Ruskin, FL • Three-pronged growth strategy positions AMH for consistent external growth throughout all economic cycles AMH can remain opportunistic in all economic cycles AMH Development: Superior Investment Return & Best Rental-Home Product Total Inventory Additions(1) (1) Includes inventory additions to our wholly owned and joint venture portfolios. 391 945 1,647 2,050 1,552 286 564 1,100 408 148 381 300 0 500 1,000 1,500 2,000 2,500 3,000 3,500 2018 2019 2020 2021E AMH Development Traditional Acqusitions National Builder G u id a n c e M id p o in t 2,351 1,379 2,592 3,450

AMH Development - A Scalable and Differentiated Driver of Earnings Growth 7 • AMH’s scalable first-of-its-kind Built-to-Rent platform is the culmination of a long-term strategic vision and consistent execution • Full control and confidence around portfolio growth • Data driven strategy targets project locations within existing portfolio footprint, focused on current and projected top performing neighborhood and sub-market locations 100 235 410 510 0 100 200 300 400 500 600 700 800 1 Q 1 6 2 Q 1 6 3 Q 1 6 4 Q 1 6 1 Q 1 7 2 Q 1 7 3 Q 1 7 4 Q 1 7 1 Q 1 8 2 Q 1 8 3 Q 1 8 4 Q 1 8 1 Q 1 9 2 Q 1 9 3 Q 1 9 4 Q 1 9 1 Q 2 0 2 Q 2 0 3 Q 2 0 4 Q 2 0 1 Q 2 1 E 2 Q 2 1 E 3 Q 2 1 E 4 Q 2 1 E 1 Q 2 2 2 Q 2 2 3 Q 2 2 4 Q 2 2 1 Q 2 3 AMH Development Completions Avg. Quarterly Pace of AMH Development Deliveries 1Q16: A Pioneering In- House Built-to-Rent Development Program is Conceived 3Q16: The First Land Lots are Purchased and the Team Begins to Come Together 4Q20: Nearly 10,000 lots under control paves the way for continued future growth Strategic growth in land pipeline expected to drive further increases in 2022 and beyond deliveries

8 2020 Total Shareholder Return(1) AMH vs. the Peer Set (1) Source: S&P Global Market Intelligence. Total Return % for the full year 2020, with the inclusion of distributions. (2) Source: Company filings except for AVB where consensus estimates as of 2/19/21 were utilized as the Company did not provide full year 2021 guidance. (3) Source: Bureau of Labor Statistics, December 2020. (4) Source: JBREC December 2020 YoY population growth rate. YoY Population Growth Rates(4) Multi-family CoastalMulti-family National 2021 External Earnings Guidance(2) 16.7% 3.0% 1.1% -1.3% -13.6% -17.4% -19.3% -22.4% AMH INVH MAA CPT UDR ESS AVB EQR December YoY Job Loss Statistics(3) 7.8% 5.5% 2.0% 0.3% -4.7% -5.1% -7.2% AMH INVH CPT MAA UDR ESS AVB EQR -17.2% -3.8% -4.2% -4.8% -5.6% -7.0% -8.0% -8.1% -8.3% MAA AMH CPT INVH UDR ESS EQR AVB 1.3% 1.3% 1.0% 0.8% 0.6% 0.0% 0.0% -0.1% AMH MAA INVH CPT UDR ESS EQR AVB

9 AMH Today The Market Opportunity AMH’s Strategy to Drive Shareholder Value AMH Strong Governance Practices

Multi-Year Demand Tailwind and Record-Low Supply 10 (1) Sources: U.S. Census Bureau; AMH Research (2) Sources: U.S. Census Bureau; John Burns Real Estate Consulting, LLC (3) Sources: NAR; John Burns Real Estate Consulting, LLC (4) Source: Source: John Burns Real Estate Consulting, LLC (Data: 2019, updated quarterly) Pub: Feb-21. Assumes a married couple with a mortgage equal to 95% of median home price and a 1.5% property tax rate. Single-Family Propensity Increases with Parenthood / AgeMillennials Likely to Enter Prime Single-Family Living Years Existing Single-Family Home Inventory at Record Lows Mortgage Tax Savings No Longer There for Entry-Level Home Buyers Mortgage Interest and Property Taxes in Excess of Standard Tax Deduction(4) (1.0%) (0.5%) 0.0% 0.5% 1.0% 1.5% 2.0% 2 0 2 0 2 0 2 2 2 0 2 4 2 0 2 6 2 0 2 8 2 0 3 0 2 0 2 0 2 0 2 2 2 0 2 4 2 0 2 6 2 0 2 8 2 0 3 0 Projected Population Growth(1) Ages 34-50Ages 20-34 32% 53% 69% 74% 75% 76% 71% Under 25 25-34 35-44 45-54 55-64 65-74 75+ Share of Single-Family Housing by Age Cohort(2) 1.0 1.5 2.0 2.5 3.0 3.5 4.0 Ja n -9 0 S e p -9 1 M a y -9 3 Ja n -9 5 S e p -9 6 M a y -9 8 Ja n -0 0 S e p -0 1 M a y -0 3 Ja n -0 5 S e p -0 6 M a y -0 8 Ja n -1 0 S e p -1 1 M a y -1 3 Ja n -1 5 S e p -1 6 M a y -1 8 Ja n -2 0 TTM Average National Existing Home Inventory (MM)(3) Existing Home Inventory 35% Below Long-Term Average Levels as of Sep-2020

Ideal AMH Footprint : Migration Trends Existing Even Prior to Pandemic 11 Sources: U.S. Census Bureau; AMH Research, John Burns Real Estate Consulting, LLC (Data: YoY Change from July 2018-July 2019) Pub: Oct-20. US Census Migration Data 2018 - 2019 • Observable 2018 - 2019 trends of out-bound migration from coastal urban centers to higher quality of life markets • Trends continue into 2020 as the pandemic reinforced the advantages of suburban living such as extra living space, private yards, high quality schools and a sense of neighborhood community resulting in record breaking demand • AMH 4Q20 application data supports these trends with a 30% increase in applicants coming from states outside of AMH footprint over PY

12 AMH Today The Market Opportunity AMH’s Strategy to Drive Shareholder Value AMH Strong Governance Practices

AMH Has a Well-Defined Plan to Drive Shareholder Value 13 Operational Optimization / Efficiencies • Continuous operational optimization expected to create long-term margin expansion profile • Balance centralized control and oversight, with local office touch • Enhance operating efficiencies with innovative and proprietary technology solutions • Management and execution of all stages of operational lifecycle with AMH internal personnel Development Program Driving Growth • Accretively expand portfolio by investing in AMH’s high growth markets and neighborhoods where AMH currently owns homes • Superior quality “built-for-rental” homes focused on durability and efficiency translates into premium yields and margin enhancement • Focus on high quality properties in desirable neighborhoods and highly rated school districts to attract ideal resident profile: (1) high credit quality, (2) propensity to stay longer and (3) predisposition to care for property as their “home” Prudent Capital Allocation & Recycling • Utilize investment grade cost of capital advantage over SFR peers • Maintain flexible and conservative balance sheet, while optimizing capital stack • Accretively reinvest retained cash flow into internal and external growth initiatives Superior Customer Service • Focused on delivering a superior customer experience to our residents • Training and operational strategies designed to deliver responsive, efficient and convenient service • Customer surveys and external ratings demonstrate our commitment to continued improvement 1 2 3 4

1 AMH Today – Best-in-Class Operational Efficiency

AMH's best-in-class operating platform
produces industry leading efficiencies & is a long-term operating advantage

AMH Fully Adjusted EBITDAre ($ in 000's) – TTM 4Q20

Core revenues (excl chargebacks)	$	1,011,707	
Property operating expenses, net		(292,622)	(1)
Property management expenses, net		(84,985)	(2)
Core NOI	**$**	**634,100**	
General & administrative expenses, net		(41,944)	(2)
Other revenues & expenses, net		6,650	
Adjusted EBITDAre	$	598,806	
Recurring Capital Expenditures		(46,048)	(1)
Leasing costs		(4,070)	
Fully Adjusted EBITDAre	**$**	**548,688**	
Margin		*53.6%*	(3)

(1) R&M and turnover costs can be expensed or capitalized differently between companies

(2) Personnel, overhead, and management costs can be presented above or below the NOI line differently between companies

(3) AMH Fully Adjusted EBITDAre margins are **highest in SFR sector** & approaching multi-family levels

Accounting & reporting differences between companies create noncomparable NOI & EBITDAre margins. Operational efficiency is best measured using Fully Adjusted EBITDAre, which **normalizes accounting differences** and reflects a **comprehensive operating efficiency metric.**

Drivers of the AMH Operating Platform Advantage

AMH Proprietary "Let Yourself In" Leasing Technology

- Pioneered by AMH in 2013
- Enables prospective residents to tour homes, submit applications and execute leases without relying on leasing agents
- ~99% of showings performed without agent, creating operating cost efficiencies per available home
- Self-guided showings provide socially distanced leasing, funneling incremental demand from other residential alternatives
- Scalability of technology efficiently supported strong levels of continued demand throughout the entire portfolio resulting in a 60% increase in showings per rent ready property during 4Q20

Technology Driven In-House Maintenance Program

- Internally developed technology enables efficient management of maintenance technicians, work order diagnostics, route optimization & inventory management → translating into industry leading efficiencies
- Maintenance technology enabled quick recalibration to comply with local safety protocols – enabling us to provide full maintenance services throughout the pandemic

Note: Refer to Defined Terms and Non-GAAP Reconciliations, as well as the 4Q20 Supplemental Information Package, for defined metrics and reconciliations to GAAP.

14

Operational Optimization – Property Enhancing Capex

Tremendous opportunity to optimize our existing properties

Two Main Components

- LVP Resilient Flooring
  - ~75% of property enhancing program in Q4 2020
  - Reduces maintenance costs and turn times
- Kitchen, Bathroom and General Upgrades
  - ~25% of property enhancing program in Q4 2020
  - Strong returns on incremental investment in the form of rent premiums

Proprietary Data Driven Process

- Systematically select neighborhoods where residents are willing to pay a premium for upgrades
- Identify homes for value enhancing upgrade opportunities

Program Facts

- Projects completed over 15 markets
- Property enhancing platform is built, tested and scalable
- Superior finishes and materials – durable and attractive

Example ROI on a Home Upgraded in Q4 2020	
Kitchen, Bathroom and General Upgrades	$ 10,000
Annual Rent Premium ($93/mo) (1)	$ 1,116
Return on Incremental Investment	11.2%



(1) Reflects rental premiums in excess of the 7.6% (portfolio average Q4 2020) achieved as a result of the Upgrade program. Does not reflect additional future benefit from reduced maintenance costs and higher resident satisfaction.

15

AMH Development – Revolutionizing the Industry 16 Data driven insights from AMH’s years of experience formulate blueprint for the optimal rental home – made possible by AMH’s unique full lifecycle development capabilities and management platform. The AMH Developed Home Desirable • Existing AMH submarkets with proven strong demand • “Neighborhood feel” and / or community amenities designed to create emotional attachment • Designed for today’s home shopper: • Designer finishes & colors • Open floor plans • Pet friendly features Durable • Designed for durability and long- term efficient maintenance: • Hard surface flooring • Solid surface countertops • HVAC equipment & design • Cementitious siding • Durability proven appliances • LED lighting Efficient • Value engineering = superior quality at significant discount to market retail value: • Standardized floorplans based on resident feedback and construction efficiency • Square footage optimized to bed / bath count • Standardized finishes & SKUs for efficient construction & long-term maintenance 2 Translates Into Premium Yield and Margin Enhancement

17 Premium Return & Margin Enhancement • Construction costs = significant discount to market retail value • Rental rate premium on higher quality home & finishes • More efficient expenditure profile Attractive Risk Profile • Zero “homebuilder like” sales process risk • Short vertical construction cycles, relative to other asset classes • Phased unit deliveries minimize lease-up risk • Land and development assets < 5% of total assets Bolstering Existing Markets • Continued investment into existing AMH markets • On-the-ground operating intelligence enables land acquisition “sharp shooting” • Active development teams in approximately 15 markets provides geographic diversity Experienced Development Team • Senior development team comprised of multi-decade experienced professionals from national homebuilders • Approximately 150 total in-house professionals, most with experience at top national homebuilders AMH Development – Revolutionizing the Industry2 Represents states in which we have active AMH Development markets

2 AMH Development – Case Study (Stone Creek)

Community Stats

- Stone Creek Community located in Atlanta (Loganville), GA
- 127 total units:
  - 2,300 average square feet
  - Average 4 bed / 2.5 bath



Operational Update as of March 2021

- 59 units completed
- 100% occupied on finished units
- 39 of the 59 homes were leased prior to completion
- Actual rents > pro forma rents

Community Highlights

- Amenity center with clubhouse, fitness center, pool and playground
- Easy access to three major commuter highways
- Monthly landscaping services provided on both front and back yards, creating an upscale curb appeal
- All backyards fenced in, creating pet and child friendly environments

Construction Details

- Total project cost $33.1 million
- Projected 6.0% stabilized project economic yield
- First unit delivery 2Q20
- Project scheduled to complete 3Q22





** Renderings of club house and amenity center*

18

19 Granite countertops, hard surface luxury vinyl plank (LVP) flooring and LED lighting are all designed to last for many years without repairs or replacement. We include tree planting plans as part of community design. AMH Develops Homes That Are Environmentally Friendly Development & Construction Sustainability Aim to minimize our carbon footprint in our development: • We conserve natural resources and reduce waste while focusing on building new single-family homes that are desirable to families To reduce our energy consumption: • We adhere to the most recent upgraded standards in energy efficiency and construction methodology • We select finishes that are both desirable and durable to reduce the waste generated by home turnover from one resident to another To help improve the community: • We build neighborhoods, not just homes, and we include green space or natural areas and tree planting plans as part of the design AMH Development – Construction Sustainability2

Investment Grade Balance Sheet Growth

Capital Structure[1]



Fixed Rate Debt 19.3%
Common Shares & OP Units 74.7%
Preferred Shares 6.0%

Debt Maturity Schedule[1][2][3]



Liquidity(4)
$937
$21
$21
$21
$955
$10
$10
$10
$510
$410
$10
$870
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
Thereafter
Principal Amortization
Liquidity - cash and cash equivalents
Liquidity - undrawn revolving credit facility
Unsecured Senior Notes
Asset-backed Securitizations

Credit Ratings & Ratios[1]

Moody's Investor Service	Baa3 / (Stable)
S&P Global Ratings	BBB- / (Stable)
Net Debt to Adjusted EBITDAre	4.4 x
Debt and Preferred Shares to Adjusted EBITDAre	6.2 x
Fixed Charge Coverage	3.2 x
Unencumbered Core NOI Percentage	66.6%

Balance Sheet Philosophy

- ✓ Maintain flexible investment grade balance sheet with diverse access to capital
- ✓ Expand sources of available capital as the Company and the SFR sector evolves and matures
- ✓ Continue optimizing capital stack and utilize investment grade rating to reduce cost of capital
- ✓ Prudent retention of operating cash flow

Note: Refer to Defined Terms and Non-GAAP Reconciliations, as well as the 4Q20 Supplemental Information Package, for definitions of metrics and reconciliations to GAAP.

(1) As of December 31, 2020.
(2) As of December 31, 2020, reflects maturity of entire principal balance at the fully extended maturity date inclusive of regular scheduled amortization.
(3) The unsecured senior notes have maturity dates in 2028 and 2029, and the asset-backed securitizations maturing in 2045 on a fully extended basis have anticipated repayment dates in 2025.
(4) Represents the sum of $137 million of unrestricted cash on balance sheet and $800 million of undrawn capacity under the revolving credit facility.

20

21 4 Superior Customer Service – Leveraging Technology to Enhance our Platform Resident satisfaction is the key to consistent results and is paramount to our long-term success. ➢ District offices and field management teams provide exceptional customer service and care with a local touch ➢ Ongoing resident engagement campaigns and correspondence provide quick reference tools and monthly news updates ➢ With over 700 field-based team members, our goal is to make residents feel right at home ➢ Achieved all time highs in Google ratings in 2019 with continued improvement in 2020 Technology Renting a Home Just Got Easier Our best-in-class contact center and proprietary technology are designed to make our residents’ experience as simple as possible. ➢ Let Yourself In SM • Tour available homes in a resident’s desired neighborhood on their schedule • Enables prospective residents to complete entire leasing cycle, including submitting applications and executing leases from mobile devices ➢ Personal Online Search Account • Request notices about newly available homes for rent ➢ Online Resident Account • Manage entire rental experience online; pay rent, set-up automatic payments, review and manage online documents that relate to a resident’s lease and neighborhood rules and regulations Resident Experience Warm and Welcoming

22 AMH Today The Market Opportunity AMH’s Strategy to Drive Shareholder Value AMH Strong Governance Practices

Corporate Governance Highlights 23 Independent & Accountable Stewardship • AMH is governed by a 13‐member board of trustees • Independent Chairman of the Board • Annual election of directors • Majority voting standard (plurality carve‐out voting standard only in contested elections) Continued Focus on Board Refreshment • Continual process to refresh and strengthen board composition • The average tenure of the Board is ~5 years • 6 new independent trustees added in the past 4 years • Michelle Kerrick joined the Board in September 2020, adding deep experience in corporate governance, financial and strategic planning, operational effectiveness and digital transformation • Lynn Swann joined the Board in August 2020, adding extensive public company board experience as well as considerable expertise in business, marketing and civic engagement • Matthew Zaist joined the Board in February 2020, adding homebuilding experience, a critical element given importance of the Company’s development program to drive value ESG Focus • Commitment to sound environmental, social responsibility and corporate governance practices is the foundation to help us provide a superior experience for our residents • These efforts can enhance shareholder value both by reducing our costs and by creating more desirable homes and communities that appeal to our current and future residents • When developing or renovating properties, we look for ways to reduce water and energy usage costs as well as using materials that are both durable and sustainable Performance-Based Compensation Practices • Incentive compensation includes multi-year performance periods tied to absolute and relative metrics • Robust stock ownership requirements (6x for CEO, 5x for Trustees) • Align shareholders and management through standard vesting period

ESG Principles That Guide Us 24 Sound environmental, social responsibility and corporate governance practices not only make good business sense, they uphold our obligation to employees, residents, communities and shareholders. Contribute to the well-being of the communities in which we operate through direct investments to rehabilitate, improve and develop our homes and residential communities. Educate our employees, residents and business partners regarding home energy conservation and environmental sustainability. Reduce our cost of operations by ongoing evaluation and improvement of our energy efficiency requirements and include energy- and water-saving technologies that lower operating costs and benefit the environment. Develop new homes and residential communities that meet the latest energy efficiency requirements and include energy- and water-saving technologies that lower operating costs and benefit the environment. Build and operate homes efficiently at scale that are both durable, and desirable to our residents, with a goal to limit future costs. Encourage our employees to participate in community service and philanthropic service to support local initiatives in our communities. Invest in our employees with health and wellness programs and diversity initiatives, and provide opportunities for education, advancement, training and competitive benefits. Continue to monitor and evaluate our corporate governance in light of prevailing practices. Report at least annually on our ESG practices and initiatives. Employees participate in local community volunteer events such as this program at Manna Food Bank. Yards feature efficient irrigation systems that are designed to use less water. Kitchens are designed with superior finishes and materials that are both durable and attractive.

APPENDIX 25

Defined Terms and Non-GAAP Reconciliations 26 2021 Guidance The Company does not provide guidance for the most comparable GAAP financial measures of net income or loss, total revenues and property operating expenses, or a reconciliation of the forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, net gain or loss on sales and impairment of single-family properties, casualty loss, Non-Same-Home revenues and Non-Same-Home property operating expenses. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period. Average Occupied Days Percentage The number of days a property is occupied in the period divided by the total number of days the property is owned during the same period after initially being placed in-service. This calculation excludes properties classified as held for sale. Core Net Operating Income ("Core NOI“) Core NOI, which we also present separately for our Same-Home, unencumbered and encumbered portfolios, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as total revenues, excluding expenses reimbursed by tenant charge-backs and other revenues, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense and expenses reimbursed by tenant charge-backs. Core NOI also excludes (1) gain or loss on early extinguishment of debt, (2) hurricane-related charges, net, which result in material charges to the impacted single-family properties, (3) gain or loss on sales of single-family properties and other, (4) depreciation and amortization, (5) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (6) noncash share-based compensation expense, (7) interest expense, (8) general and administrative expense, (9) other expenses and (10) other revenues. We believe Core NOI provides useful information to investors about the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs. Core NOI should be considered only as a supplement to net income or loss as a measure of our performance and should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, this metric should not be used as a substitute for net income or loss or net cash flows from operating activities (as computed in accordance with GAAP).

Defined Terms and Non-GAAP Reconciliations 27 Core NOI For the Year Ended Dec 31, 2020 Net income 154,829$ Gain on sale of single-family properties and other, net (44,194) Depreciation and amortization 343,153 Acquisition and other transaction costs 9,298 Noncash share-based compensation - property management 1,745 Interest expense 117,038 General and administrative expense 48,517 Other expenses 14,036 Other revenues (10,322) Core NOI 634,100$ Core revenues Total revenues 1,182,836$ Tenant charge-backs (160,807) Other revenues (10,322) Core revenues 1,011,707$ The following are reconciliations of Core NOI and Core revenues to their respective GAAP metrics (amounts in thousands):

Defined Terms and Non-GAAP Reconciliations 28 Credit Ratios We present the following selected metrics because we believe they are helpful as supplemental measures in assessing the Company’s ability to service its financing obligations and in evaluating balance sheet leverage against that of other real estate companies. The tables below reconcile these metrics, which are calculated in part based on several non-GAAP financial measures (amounts in thousands, except credit ratios and percentages): Debt and Preferred Shares to Adjusted EBITDAre Net Debt to Adjusted EBITDAre Dec 31, 2020 Total Debt 2,848,492$ Preferred shares at liquidation value 883,750 Total Debt and preferred shares 3,732,242$ Adjusted EBITDAre - TTM 598,806$ Debt and Preferred Shares to Adjusted EBITDAre 6.2 x Dec 31, 2020 Total Debt 2,848,492$ Less: cash and cash equivalents (137,060) Less: asset-backed securitization certificates (25,666) Less: restricted cash related to securitizations (36,015) Net Debt 2,649,751$ Adjusted EBITDAre - TTM 598,806$ Net Debt to Adjusted EBITDAre 4.4 x

Defined Terms and Non-GAAP Reconciliations 29 Unencumbered Core NOI Percentage For the Trailing Twelve Months Ended Dec 31, 2020 Unencumbered Core NOI $ 422,079 Core NOI 634,100 Unencumbered Core NOI Percentage 66.6% Fixed Charge Coverage For the Trailing Twelve Months Ended Dec 31, 2020 Interest expense per income statement $ 117,038 Less: amortization of discounts, loan costs and cash flow hedge (7,431) Add: capitalized interest 19,996 Cash interest 129,603 Dividends on preferred shares 55,128 Fixed charges $ 184,731 Adjusted EBITDAre - TTM $ 598,806 Fixed Charge Coverage 3.2 x

Defined Terms and Non-GAAP Reconciliations 30 EBITDA / EBITDAre / Adjusted EBITDAre / Fully Adjusted EBITDAre / Fully Adjusted EBITDAre Margin EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. EBITDAre is a supplemental non-GAAP financial measure, which we calculate in accordance with the definition approved by the National Association of Real Estate Investment Trusts (“NAREIT”) by adjusting EBITDA for the net gain or loss on sales / impairment of single-family properties and other and adjusting for unconsolidated partnerships and joint ventures on the same basis. Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting EBITDAre for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to the impacted single-family properties, and (4) gain or loss on early extinguishment of debt. Fully Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting Adjusted EBITDAre for (1) Recurring Capital Expenditures and (2) leasing costs. Fully Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Fully Adjusted EBITDAre divided by total revenues, net of tenant charge-backs and adjusted for unconsolidated joint ventures. We believe these metrics provide useful information to investors because they exclude the impact of various income and expense items that are not indicative of operating performance.

Defined Terms and Non-GAAP Reconciliations 31 The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre, Adjusted EBITDAre, Fully Adjusted EBITDAre and Fully Adjusted EBITDAre Margin (amounts in thousands, except percentages): For the Year Ended Dec 31, 2020 Net income 154,829$ Interest expense 117,038 Depreciation and amortization 343,153 EBITDA 615,020$ Net (gain) on sale / impairment of single-family properties and other (38,107) Adjustments for unconsolidated joint ventures 1,352 EBITDAre 578,265$ Noncash share-based compensation - general and administrative 6,573 Noncash share-based compensation - property management 1,745 Acquisition, other transaction costs and other (1) 12,223 Adjusted EBITDAre 598,806$ Recurring Capital Expenditures (46,048) Leasing costs (4,070) Fully Adjusted EBITDAre 548,688$ Total revenues 1,182,836 Less: tenant charge-backs (160,807) Adjustments for unconsolidated joint ventures 1,352 Total revenues, net of tenant charge-backs and adjustments for unconsolidated joint ventures 1,023,381$ Fully Adjusted EBITDAre Margin 53.6% (1) Included in acquisition, other transaction costs and other is a net $2.9 million nonrecurring expense related to a legal matter involving a former employee during the year ended December 31, 2020.

Defined Terms and Non-GAAP Reconciliations 32 FFO / Core FFO / Adjusted FFO attributable to common share and unit holders FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the definition approved by NAREIT, which defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis. Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to the impacted single-family properties, and (4) gain or loss on early extinguishment of debt. Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) Recurring Capital Expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) capitalized leasing costs incurred during the period. As a portion of our homes are recently developed, acquired and/or renovated, we estimate Recurring Capital Expenditures for our entire portfolio by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale. We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many investors and analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders provides useful information to investors because this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation. We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, provide useful information to investors because they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period. FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net income or net cash provided by operating activities, each as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Defined Terms and Non-GAAP Reconciliations 33 The following is a reconciliation of net income attributable to common shareholders, as determined in accordance with GAAP, to Core FFO attributable to common share and unit holders (amounts in thousands, except share and per share data): (1) Included in acquisition, other transaction costs and other is a net $2.9 million nonrecurring expense related to a legal matter involving a former employee during the year ended December 31, 2020. (2) Reflects the effect of potentially dilutive securities issuable upon the assumed vesting/exercise of restricted stock units and stock options. For the Year Ended Dec 31, 2019 Dec 31, 2020 Dec 31, 2020 Net income attributable to common shareholders 23,590$ 27,081$ 85,246$ Adjustments: Noncontrolling interests in the Operating Partnership 4,092 4,479 14,455 Net (gain) on sale / impairment of single-family properties and other (10,398) (10,206) (38,107) Adjustments for unconsolidated joint ventures 821 333 1,352 Depreciation and amortization 83,219 88,500 343,153 Less: depreciation and amortization of non-real estate assets (2,031) (2,464) (9,016) FFO attributable to common share and unit holders 99,293$ 107,723$ 397,083$ Adjustments: Acquisition, other transaction costs and other (1) 769 3,579 12,223 Noncash share-based compensation - general and administrative 946 1,832 6,573 Noncash share-based compensation - property management 353 418 1,745 Core FFO attributable to common share and unit holders 101,361$ 113,552$ 417,624$ Core FFO attributable to common share and unit holders per FFO share and unit 0.29$ 0.31$ 1.16$ Weighted-average FFO shares and units: Common shares outstanding 300,724,761 316,424,015 306,613,197 Share-based compensation plan (2) 708,131 764,198 724,523 Operating partnership units 52,026,980 51,880,241 51,990,094 Total weighted-average FFO shares and units 353,459,872 369,068,454 359,327,814 For the Three Months Ended

Defined Terms and Non-GAAP Reconciliations 34 Property Enhancing Capex Includes elective capital expenditures to enhance the operating profile of a property, such as investments to increase future revenues or reduce maintenance expenditures. Recurring Capital Expenditures For our Same-Home portfolio, Recurring Capital Expenditures includes replacement costs and other capital expenditures recorded during the period that are necessary to help preserve the value and maintain functionality of our properties. For our total portfolio, we calculate Recurring Capital Expenditures by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale. Retained Cash Flow Retained Cash Flow is a non-GAAP financial measure that we believe is helpful as a supplemental measure in assessing the Company’s liquidity. This metric is computed by reducing Adjusted FFO attributable to common share and unit holders by common distributions. Same-Home Property A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has been taken out of service as a result of a casualty loss. Stabilized Property A property acquired individually (i.e., not through a bulk purchase) is classified as stabilized once it has been renovated by the Company or newly constructed and then initially leased or available for rent for a period greater than 90 days. Properties acquired through a bulk purchase are first considered non-stabilized, as an entire group, until (1) we have owned them for an adequate period of time to allow for complete on-boarding to our operating platform, and (2) a substantial portion of the properties have experienced tenant turnover at least once under our ownership, providing the opportunity for renovations and improvements to meet our property standards. After such time has passed, properties acquired through a bulk purchase are then evaluated on an individual property basis under our standard stabilization criteria.

Defined Terms and Non-GAAP Reconciliations 35 Total Debt Includes principal balances on asset-backed securitizations, unsecured senior notes and borrowings outstanding under our revolving credit facility as of period end, and excludes unamortized discounts and unamortized deferred financing costs. Total Market Capitalization Includes the market value of all outstanding common shares and operating partnership units (based on the NYSE AMH Class A common share closing price as of period end), the current liquidation value of preferred shares as of period end and Total Debt.